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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-4 of Worldspan, L.P. of our report dated March 3, 2003, except as to Note 15 for which the date is June 9, 2003 relating to the financial statements and financial statement schedule of Worldspan, L.P., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Atlanta, Georgia
December 4, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS